EXHIBIT 99.1

Weyland Tech Enters Into Strategic Partnership with Payment Gateway Provider

Hong Kong, June 22, 2016 -- Weyland Tech Inc. (OTCQB: WEYL) ("Weyland Tech" or the "Company"), a provider of mobile business applications announces that it has entered into a Strategic Partnership with 2C2P Pte. Ltd., a leading provider of payment solutions in Asia Pacific.

2C2P and Weyland Tech will work together on an m-commerce solution that enables Small-Medium-sized-Businesses to provide multi-payment options to consumers in the Southeast Asia region.

2C2P recently signed a partnership with Facebook to test social commerce payments in Southeast Asia https://techcrunch.com/2016/06/09/facebook-is-testing-social-commerce-payments-in-southeast-asia/

Terms of the strategic partnership will remain confidential for competitive reasons.

About Weyland Tech Inc.

Weyland Tech's CreateApp platform is focused on the Asia markets. Our CreateApp platform is offered in 12 languages and enables small-medium-sized businesses ("SMB's") to create a mobile application ("APP") without the need of technical knowledge and background.

SMB's can increase sales, reach more customers and promote their products and services via a simple easy to build mobile APPs in an affordable and cost-effective manner.

About 2C2P Pte. Ltd.

2C2P was founded in 2003 with an ambition to provide payment solutions tailored for the local needs of Asian and international businesses operating in Asia Pacific. Since inception the company managed to become the provider of choice for the major banking institutions as well as many largest merchants across the region.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Contact:
info@weyland-tech.com